Exhibit 23.1

1601 Forum Place, Suite 904 Centurion Plaza West Palm Beach, Florida 33401-2122 Telephone: 561-688-1600 Fax: 561-688-1848
Consent of Independent Registered Public Accounting Firm

Waste Services, Inc.
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-117912), on Form S-3/A (File No. 333-116795), and on Form S-3 (File No. 333-139573) of our report dated March 7, 2008, except for Note 3 which is as of October 27, 2008, relating to the consolidated financial statements of Waste Services, Inc. which appears in this Form 8-K.

/s/ BDO Seidman, LLP
West Palm Beach, Florida
October 27, 2008